EXHIBIT 10.2

AMENDMENT

This AMENDMENT (“Amendment”), dated as of April 28, 2011, is entered into by and among Toshiba America Nuclear Energy Corporation (“TANE”), Babcock & Wilcox Investment Company (“B&W”) and USEC Inc. (“USEC”) (each a “Party” and collectively hereinafter referred to as the Parties”).

WHEREAS, on or about September 2, 2010, Toshiba Corporation (“Toshiba”), B&W and USEC entered that certain Investor Rights Agreement (the “Agreement”);

WHEREAS, on or about September 2, 2010, Toshiba assigned all of its rights in the Agreement to TANE;

WHEREAS, pursuant to Section 4.1(a) of the Agreement, USEC is required to take certain actions if the Second Closing has not occurred prior to April 30, 2011; and

WHEREAS, the Parties each recognize that the Second Closing is not likely to occur prior to April 30, 2011; and

WHEREAS, the Parties are each prepared to provide USEC with a limited additional period of time to satisfy the requirements of Section 4.1(a) if Second Closing does not occur prior to April 30, 2011;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Parties hereby agree:

1.
TANE, B&W, and USEC each hereby agree that the reference to “Filing Date” in Section 4.1(a) of the Agreement shall be replaced by “May 20, 2011” so that the amended Section 4.1(a) shall read, in its entirety, as follows:

(a) The Company shall, no later than May 20, 2011, file with the SEC a Shelf Registration Statement (the “Initial Shelf”) relating to the offer and sale of the Registrable Securities by the Investors from time to time to permit the sale of Registrable Securities by the Investors pursuant to the Orderly Sale Arrangement set forth in Section 9 of the SPA and, thereafter, shall use its best efforts to cause the Initial Shelf to be declared effective under the Securities Act no later than ninety (90) calendar days following the date first filed with the SEC.  None of the Company’s securityholders (other than the Investors) shall have the right to include any Securities of the Company on the Initial Shelf.

2.
Except as expressly amended hereby, the Agreement shall remain unchanged and, as amended hereby, the Agreement shall remain in full force and effect.  Upon the effectiveness of this Amendment, all references to the Agreement shall be to the Agreement as amended hereby.

3.	Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

4.
This Amendment shall first become effective upon the delivery by each Party to each other Party of a duly executed counterpart hereof, which delivery shall be effected pursuant to the notice provisions of the Agreement.  This Amendment may be signed in counterparts

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IN WITNESS WHEREOF, the Parties have executed this Amendment through their duly authorized representative as of the date first written above.

Toshiba America Nuclear Energy                                             Babcock & Wilcox Investment

Corporation                                                                                     Company

By:           /s/ Akio Shioiri                                                      By:           /s/ M. P. Salomone

Name:           Akio Shioiri                                           Name:           M. P. Salomone

Title:           President & CEO                                           Title:           Sr VP & COO

USEC Inc.

By:           /s/ John C. Barpoulis

Name:           John C. Barpoulis

Title:           SVP & CFO